Exhibit 10.61

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

MANUFACTURE AND SUPPLY AGREEMENT

Between

BIOVECTRA INC.

And

KERYX BIOPHARMACEUTICALS, INC.

This manufacture and supply agreement (“Agreement”) is made and entered into on May 26, 2017 by and between BioVectra Inc., with its registered offices at 11 Aviation Avenue, Charlottetown, PEI, C1E 0A1, Canada (“BioVectra”) and Keryx Biopharmaceuticals, Inc., with its offices at One Marina Park Drive, 12th floor, Boston, Massachusetts, USA, 02210 (“Keryx”).

WHEREAS, BioVectra has the capability to manufacture and in the past has manufactured GMP quantities of Keryx’s proprietary Product Ferric Citrate at BioVectra’s API Facility, [**] (as defined below);

AND WHEREAS, Keryx desires to purchase certain quantities of such Product from BioVectra over a defined period of time and BioVectra desires to manufacture said quantities of Product for Keryx.

NOW THEREFORE, in consideration of the mutual covenants hereafter set forth, the parties hereto mutually agree as follows:

1.	Definitions. Unless this Agreement expressly provides to the contrary, the following terms, whether used in the singular or plural, have the respective meanings set forth below
a.

Affiliate means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, the term “control” means direct or indirect ownership of more than fifty percent (50%) of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

b.	API Facility means [**].
c.

Applicable Law means all applicable ordinances, rules, regulations, laws, guidelines, guidances, requirements and court orders of any kind whatsoever of any Authority, as amended from time to time, including GMP.

d.

Authority means any government regulatory authority responsible for granting approvals for the performance of the Parties’ obligations under this Agreement or  for issuing regulations pertaining to the manufacture and/or use of Product in the intended country of use, including the U.S. Food & Drug Administration (“FDA”).

e.

Batch means a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of manufacture as defined by the applicable Batch record.

f.

BioVectra Technology means the Technology of BioVectra (i) existing prior to the Effective Date; or (ii) developed or obtained by or on behalf of BioVectra independent of this Agreement and without reliance upon the Confidential Information of Keryx.

g.	Certificate of Analysis means a document signed by an authorized representative of BioVectra, describing Specifications for, and testing methods applied to, Product, and the results of testing.
h.

Certificate of Compliance means a document signed by an authorized representative of BioVectra, certifying that a particular Batch was manufactured in accordance with GMP, all other Applicable Law, the Manufacturing Procedure, and the Specifications.

i.

CMC shall mean the chemistry, manufacturing, and controls section(s) and data in any Health Registration(s) that covers the chemical composition of a given Product and its components and the control and Manufacturing Procedure for any Products and their components, as may be amended or supplemented from time to time.

j.	Effective Date is May 1, 2017.
k.

GMP means current Good Manufacturing Practice; which are requirements for the quality system under which Products will be manufactured.  Those practices are laid down in guidelines and regulations including ICH Q7 Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients and US Code of Federal Regulations 21CFR parts 210 & 211.

i.

Health Registration shall mean the technical, medical and scientific licenses, registrations, authorizations and/or approvals of a Product that are required by any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local Governmental Authority or other governmental entity, for the manufacture, use or sale of the subject Product.

l.

Improvements means all Technology and discoveries, inventions, developments, modifications, innovations, updates, enhancements, improvements, writings or rights (whether or not protectable under patent, trademark, copyright or similar laws) that are conceived, discovered, invented, developed, created, made or reduced to practice in the performance under this Agreement.

m.	[**] means [**].
n.

Keryx Supplied Materials means those materials and equipment, if any, supplied by, or on behalf of, Keryx to BioVectra for use in the manufacture of Product hereunder (including any raw materials).  Keryx Supplied Materials shall at all times remain the property of Keryx (and BioVectra shall ensure that no pledges, liens, restrictions, claims, charges, security interests or other encumbrance are placed on such Keryx Supplied Materials).

o.

Keryx Technology means (i) Keryx Supplied Materials and any intermediates, components, or derivatives thereof; ii) Product and any intermediates, components, or derivatives of Product; (iii) Specifications; and (iv) the Technology of Keryx (A) existing prior to the Effective Date, or (B) developed or obtained by or on behalf of Keryx independent of this Agreement and without reliance upon the Confidential Information of BioVectra.

p.	LSU means BioVectra’s approved third-party GMP storage facility located at [**].
q.

manufacture and manufacturing (whether or not capitalized) means any steps, processes and activities necessary to produce Product including the manufacturing, processing, packaging, labeling, quality control testing, stability testing, release, storage, shipping or supply of Product.

r.

Manufacturing Procedure means the agreed upon manufacturing process as detailed in mutually approved batch production records and Batch Documentation including the testing plan, used by BioVectra to manufacture the Products.

s.	Metric Tons means one thousand kilograms.
t.	Party or Parties means one or both Keryx and BioVectra, as the context indicates.
u.	Product(s) means Product 7067 and Product 7011.
v.	Product 7067 means Ferric Citrate, catalogue number 7067, manufactured in the [**] at the API Facility.
w.	Product 7011 means Ferric Citrate catalogue number 7011, manufactured in the [**] at the API Facility.
x.	Quality Agreement means the Quality Agreement executed by the parties, and attached hereto as Exhibit A, and as amended and updated by mutual approval from time to time.
y.

Records are all records (including reports, accounts, notes, raw data, and records of all information and results obtained from performance of BioVectra’s activities under this Agreement) of all work done by BioVectra under this Agreement, in form and substance as specified in the applicable purchase order, the Quality Agreement, and this Agreement.

z.

Reprocess and Reprocessing means introducing a Product back into, and repeating appropriate manipulation steps that are part of, the established Manufacturing Procedure.  Continuation of a process step after an in-process control test shows the process to be incomplete is not considered reprocessing.

aa.	Rework and Reworking means subjecting a Product to one or more processing steps that are different from the established Manufacturing Procedure.

bb.	Specifications means those set out in Appendix 3 - Specifications for Product 7067 and Appendix 4 - Specifications for Product 7011.
cc.	Supply Term 1 is from [**] to [**].
dd.	Supply Term 2 is from [**] to [**].
ee.	Supply Term 3 is from [**] to [**].
ff.

Supporting Documentation is authorizations, certificates, methodologies, raw material specifications, SOPs, standard test methods, and other documentation in the possession or under the control of BioVectra relating to the development and/or manufacture of Product (or any intermediate or component of Product).

gg.

Technology means all methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws).

2.	Product Supply, Purchase Order Placement
a.

During the Term of this Agreement, BioVectra will manufacture Product, utilizing [**] BioVectra considers proprietary (the “BV [**]”), [**] for Keryx for the US, Europe and any other market in which Keryx has license to sell.  Without limiting Keryx’s purchase obligations below, nothing herein shall limit or prohibit Keryx from purchasing Product from any third party.

b.	Product 7067:
i.	For Supply Term 1, Keryx may, at its election, purchase up to a maximum of [**] of Product 7067.
ii.	For Supply Term 2, Keryx will purchase [**] of Product 7067 (subject to BioVectra’s performance of its obligations under this Agreement).
iii.	For Supply Term 3, Keryx will purchase [**] of Product 7067 (subject to BioVectra’s performance of its obligations under this Agreement).
iv.

Notwithstanding the above, Keryx may meet its annual minimums for Supply Term 2 and 3 by purchasing [**] over the course of Supply Term 2 and Supply Term 3.  If Keryx fails to purchase [**] of Product 7067 over by the end of Supply Term 3, BioVectra will invoice Keryx for the difference between [**] and the number of Metric Tons of Product actually purchased over Supply Term 2 and 3.

v.

Subject to the Forecast Planning Schedule negotiated between [**] and Keryx (as such may be amended by [**] and Keryx from time to time hereafter and provided to BioVectra, the “Production Forecast”), set out herein as Appendix 2, BioVectra in Supply Term 2 and 3 has annual capacity to deliver up to [**] of Product Number 7067.  BioVectra will make Keryx aware of additional capacity over [**].

c.	Product 7011:
i.	For Supply Term 1, Keryx may, at its election, purchase up to a maximum of [**].
ii.

Keryx may purchase Product 7011, in certain quantities to be agreed to between the Parties, in Supply Term 2 or Supply Term 3, however BioVectra will only manufacture Product 7011 after BioVectra has received a purchase order(s) for Product 7067 pursuant to Section 2.b. above for the given Supply Term.

d.	The price of Product 7067 and Product 7011 is set out in Appendix 1.
e.

Purchase and shipment of Product 7067 will be in response to written purchase orders submitted by Keryx according to process set out herein.  Keryx will place a binding purchase order for all its requirements for Product 7067 for Supply Term 1 by [**].  Subject to Section 2.b.v above, Keryx will place a binding purchase order for all its requirements of Product 7067 for Supply Year 2 by [**], and by [**] for all its requirements of Product 7067 for Supply Year 3.

f.

Purchase and shipment of Product 7011 will be in response to written purchase orders submitted by Keryx.  For Supply Term 1, Keryx may submit a binding purchase order for a maximum of [**], to be delivered by [**].

g.

Purchase orders will be be confirmed by BioVectra for acceptance and delivery timing and BioVectra shall not reject any Kerxy purchase orders for Product that fall within the capacity requirements of this Agreement.

h.

Keryx shall submit to BioVectra a purchase order for each delivery of a given Product, and BioVectra shall fulfill such purchase order in accordance with this Agreement.  Each purchase order shall be on such form of purchase order or document as agreed between the Parties from time-to-time in writing and shall include (a) the quantities and types of Product and (b) shipping instructions and destination(s) (and for clarity, Keryx may designate a designee to receive shipments (e.g, a distributor)).  BioVectra shall be obligated to manufacture and supply such quantities of Product as are set forth in each purchase order and deliver such quantities in accordance with the mutually agreed upon delivery schedule, provided that in no circumstances shall the delivery date be later than [**] after completion of manufacture pursuant to the Production Forecast.  BioVectra shall, within [**] of receipt of a purchase order, confirm in writing that a purchase order has been accepted.  BioVectra shall be required to accept the purchase orders (or portions thereof, as applicable) which are provided to BioVectra in accordance with the terms and conditions of this Agreement.  In the event that the terms of any purchase order or purchase order acceptance are not consistent with this Agreement, the terms of this Agreement shall prevail.

i.

Non-Compete and Non-Use.  Other than its pre-existing commitments to [**], during the Term BioVectra agrees that it will not, directly or with or on behalf of a third party, develop, market, advertise, promote, manufacture, supply, distribute, [**] (as reasonably determined by Keryx) for any other person or entity (other than for Keryx pursuant to this Agreement) without Keryx’s prior written consent.  In all cases, under no circumstances will BioVectra (or any of its Affiliates) use any Keryx Technology, Improvements or Confidential Information of Keryx to manufacture, for itself or for any other person or entity other than for Keryx pursuant to this Agreement any product at any time, or for any other purpose other than for the manufacture of Product for Keryx hereunder, and such obligation not to use any Keryx Technology, Improvements or Confidential Information of Keryx shall survive the expiration or termination of this Agreement.

3.	Product Quality, Disposition
a.

BioVectra will manufacture Product according to GMPs, Manufacturing Procedure, Specifications and quality requirements set forth in the Quality Agreement as well as in accordance with all Applicable Law (collectively, all the forgoing the “Manufacturing Requirements”).  The Quality Agreement contains and governs all quality related matters and set forth the responsibility of the Parties with respect to certain tasks including change control, deviations, stability,  complaints, records, sampling, testing, retaining of samples, release, as well as tasks related to regulatory reporting, investigations, and recalls.  Each Batch of Product will be sampled and tested by BioVectra against the Specifications, and the quality assurance department of BioVectra will review the documentation relating to the manufacture of the Batch and will assess if the manufacture has taken place in compliance with the Manufacturing Requirements.

b.

In addition to any release requirements set forth in the Quality Agreement, BioVectra will release Product against agreed upon Specifications (set out in Appendix 3 and Appendix 4) and provision to Keryx of a Certificate of Conformance, Certificate of Analysis, certificate of origin (including a BSE / TSE statement), and a summary of Batch deviations (collectively “Batch Documentation”) for each Batch of Product will be delivered to Keryx by electronic mail in the form of a PDF.  BioVectra will provide to Keryx following release of each Batch, a PDF scan of the executed Batch records.  Upon request, and at Keryx’s cost, BioVectra will also deliver to Keryx all Records and Supporting Documentation in the possession or under the control of BioVectra relating to the manufacture of each Batch of Product (or any intermediate or component of Product).  Any scope changes to the manufacturing schedule, release requirements or quality requirements and associated impact(s), including impacts to costs, will be reviewed and assessed prior to implementation, and in all cases subject to the prior mutual agreement of both Parties.

c.

In addition to Section 3.a. above, as required by GMP, at release Product will be absent of any foreign particulate matter.  Safety screening will be implemented by BioVectra as part of the Manufacturing Procedure to aid in the identification of foreign particulate matter.  [**] of this Agreement shall be [**].  Because Product contacts [**] of the manufacturing surfaces as a condition of production, it is expected and understood that these surfaces can and will [**] GMP (including 21CFR parts 210 & 211); equipment having been designed, fabricated and qualified to perform to pre-determined standards and materials of construction.

d.

If [**] Product are observed, Parties will investigate and evaluate risk of Product, and determine disposition.  Any disputes between the Parties regarding whether Product conforms to GMP or the other requirements of the Agreement will be submitted to a neutral expert/laboratory for binding resolution pursuant to the procedures set forth below in Section 4.

During each Supply Term, one lot of Product 7067 and Product 7011 (when applicable) will be placed on [**] stability program which shall provide data necessary to support the annual product quality review (APQR).  Any additional lots for stability will be considered outside of the scope of this Agreement and a separate quotation will be provided for costs of any additional lots requested.

e.

API Facility Status.  BioVectra shall, at its own cost and expense, ensure that at all times during the Term of this Agreement, the API Facility are in a qualified and validated state appropriate for inclusion as a manufacturing site for Product as required by the applicable Authorities, Applicable Law, the Specifications and any Health Registrations and shall ensure that at all times there is sufficient capacity to manufacture Product ordered hereunder.

f.

Location of Manufacturing Activities.  Notwithstanding anything to the contrary contained herein, all manufacturing activities shall occur at the API Facility and BioVectra may not change to a different facility (for all or any portion of the manufacture of Product hereunder) unless consented to by Keryx in writing (in its sole discretion); provided, that in all cases no change of API Facility and LSU shall relieve BioVectra of any of its obligations under this Agreement.  BioVectra shall provide to Keryx supporting data in order to permit Keryx to amend its (and its Affiliate’s and designee’s, as applicable) regulatory filings to reflect any such change and shall otherwise cooperate in good faith with Keryx to comply with all regulatory obligations arising out of such changes (and BioVectra shall reimburse Keryx for all costs incurred in connection therewith).

g.

Person in Plant.  During the Term of this Agreement, Keryx shall be allowed, during reasonable times while manufacturing activities are occurring, to have representatives on site at the API Facility and access to all applicable portions of the API Facility provided that accessing the API Facility does not put manufacturing at risk, and all associated Records, for the purpose of observing, reporting on, and consulting as to any manufacturing activities hereunder.  BioVectra shall use commercially reasonable efforts to provide Keryx personnel adequate temporary desk space and other reasonable resources available to these representatives during the periods they are at the API Facility.

h.

Quality Agreement.  In the event of any discrepancy or inconsistency between the tasks listed in such Quality Agreement and the terms of this Agreement, the terms of Quality Agreement will govern with respect to quality matters and other similar matters, and the terms of this Agreement shall govern with respect to all other matters; provided, that the Quality Agreement may not be interpreted or construed by either Party as amending or modifying in any way any terms of this Agreement except those terms specifically governed by the Quality Agreement.  The Quality Agreement may be modified or amended by the Parties, in writing; provided, that such modification or amendment shall not be deemed to modify or amend the terms of this Agreement.

i.

Batch Failure.  BioVectra agrees to notify Keryx within [**] of discovery after any Batch failure which could result in BioVectra’s inability to meet the  agreed upon delivery dates, or of learning of any failure of any Batch of Product to meet Specifications or the Manufacturing Requirements or if BioVectra has any other safety or efficacy concerns with respect to a Batch of Product.  BioVectra agrees not to Reprocess or Rework any Batch of Product, or any intermediate in the manufacture of Product, without the prior written approval of Keryx in writing (in its sole discretion).

j.

Sarbanes-Oxley Compliance.  Without limiting the foregoing, if and to the extent reasonably necessary to ensure Keryx’s continuing compliance with the requirements of the Sarbanes-Oxley Act of 2002 (as determined by Keryx in its sole discretion), BioVectra shall, at Keryx’s request, provide the appropriate report(s) as established by the Statement on Standards for Attestation Engagements No. 16 (SSAE 16) (or its successor standard), and other report(s) as requested by Keryx covering the manufacturing services provided by BioVectra to Keryx.  The audit will be performed at BioVectra’s expense and audit findings shall be provided to Keryx on an annual basis consistent with SSAE 16 (or its successor standard) and with the requirements of the Keryx.  The report should be prepared by a public accounting firm that is reasonably acceptable to Keryx (preferably one of the Big Four - Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers).  Any material weaknesses in BioVectra’s internal controls revealed by the audit will be promptly remedied by BioVectra.

k.

Filing and Maintenance of the Health Registrations.  As between the Parties, Keryx shall have the sole right to prepare and file for the Health Registrations, including the CMC, with the applicable Authorities, and, for clarity, BioVectra shall have no right to do so and shall not communicate with any Authorities in connection with any Health Registration.  If determined by Keryx (in its sole discretion), Keryx shall have the right to include a designation of BioVectra and the API Facility as a manufacturer and manufacturing site of Product in the applicable Health Registrations.

l.

CMC Information.  Keryx, in its discretion, may provide BioVectra with CMC information applicable to BioVectra for BioVectra to manufacture Product in accordance with this Agreement and the Health Registrations, and BioVectra shall comply with all such CMC information in performing its activities hereunder.  Any changes to CMC section after the effective date of this Agreement, will need to be reviewed for scope changes to the manufacturing schedule, release requirements or quality requirements and associated impact(s), including impacts to costs prior to implementation.  For clarity, all CMC information shall be considered Confidential Information of Keryx hereunder.

m.

Regulatory Support for Maintaining Filings.  BioVectra shall perform, at Keryx’s cost, the activities (including tests and also including at Keryx’s request, preparing documents to support CMC modules for filing or filing related support for the Health Registrations) in connection with the receipt and maintenance of the Health Registrations as requested in writing by Keryx from time to time,  which activities shall be performed by BioVectra in compliance with all Applicable Law. In all cases, BioVectra shall be prepared for any and all inspections, including pre-approval inspections, by Authorities.  Without limitation of the foregoing, BioVectra shall provide Keryx with such information and assistance as Keryx may reasonably request, at Keryx’s cost, for purposes of applying for and maintaining all relevant Health Registrations for Product including providing Keryx with all reports, authorizations, certificates, methodologies, specifications and other documentation in the possession or under the control of BioVectra (or any of its Affiliates) relating to the pharmaceutical/technical development and/or manufacture of Product or any component thereof.  BioVectra hereby grants Keryx an irrevocable, perpetual, worldwide, fully paid-up license, with the right to grant sublicenses (through multiple tiers) to use such information, data and other BioVectra Technology reflected in such documentation for the purpose of obtaining and maintaining the Health Registrations for Product as well as a right of reference to any regulatory approvals of BioVectra for use in connection with Product.

n.

Communications by Keryx.  For purposes of clarity, nothing in this Agreement, including the provisions of this Section 3, shall restrict the right of Keryx (or its Affiliates or other designees) from taking an action that it deems to be appropriate or required by Applicable Law with respect to Product, including making a timely report to a given Authority with respect to Product.

4.	Shipment, Payment, Recalls
a.

BioVectra will invoice Keryx for Product upon Product release by BioVectra in accordance with Section 3.b. above.  Keryx will pay for invoices less any holdback for disputed amounts, within [**] of the invoice receipt.  Transfer of ownership shall occur upon [**].  All invoices shall be submitted electronically to [**] and addressed to Keryx Biopharmaceuticals, Inc., Attn: Accounts Payable, One Marina Park Drive, 12th Floor, Boston, MA 02210 USA.

b.

BioVectra will ship and be responsible for the shipping costs for shipment of Product from the API Facility to LSU, or if so requested by Keryx, BioVectra will ship Product directly to Keryx’s designated storage site.  Keryx will be responsible for the shipping costs, customs, duties, clearances and fees for the shipment of Product from LSU or API Facility to Keryx’ assigned destination.  Keryx will also be responsible for any costs related to the storage, handling and insurance fees incurred with respect to storage of Product at LSU after release and transfer of ownership.

c.

Any services requested that are beyond the activities related to manufacture of Product or the ordinary support of the obligations of this Agreement, including changes to Products as specified for reasons other than to uphold compliance to the Quality Agreement, will be considered ad hoc services.  The Parties will enter into a separate written agreement for any such ad hoc services.  For purposes of clarity, BioVectra’s standard FTE rates for services are set out in Appendix 1.

d.

As Keryx plans to [**], Keryx shall have [**] from date of release to inspect Product for conformance to agreed upon Specifications and Manufacturing Requirements.  Keryx will review the Batch Documentation for each Batch of Product and may test samples of the Batch of Product against the Specifications.  During this review period, the Parties agree to respond promptly, but in any event within [**], to any reasonable inquiry or request for a correction or change by the other Party with respect to such Batch Documentation.  Keryx has no obligation to accept a Batch if such Batch does not comply with the Manufacturing Requirements.  If Keryx rejects a Batch of Product or a portion thereof pursuant to this section for failure to meet Specifications or other Manufacturing Requirements, Keryx will inform BioVectra of the reason in writing.  If BioVectra confirms that the Product(s) shall be rejected for failure to meet the Specifications or otherwise fail to conform with the Manufacturing Requirements or the independent testing lab or GMP consultant determines their has been a failure to meet the Specifications or conform with the Manufacturing Requirements, then BioVectra will, at Keryx’s sole option (i) expeditiously replace the Product, at BioVectra’s sole cost and expense, including the cost of any Keryx Supplied Materials, according to a schedule to be agreed upon between the Parties; (ii) Rework or Reprocess the Product, at BioVectra’s cost and expense, so that the Batch can be deemed to have been manufactured in compliance with the Manufacturing Requirements; or (iii) refund in full the fees and expenses paid by Keryx for such Batch, including the cost of any Keryx Supplied Materials.  Moreover, the Parties will meet to discuss, evaluate and analyze the reasons for and implications of the failure to comply with the Manufacturing Requirements.

e.

If BioVectra does not agree with Keryx’s rejection of the Products, the difference of opinion shall be first negotiated in good faith by the Parties through their quality assurance representatives, who will attempt in good faith to resolve any such disagreement and Keryx and BioVectra will follow their respective SOPs to determine the conformity of the Product to the Manufacturing Requirements.  If such dispute is not resolved within [**] after BioVectra’s receipt of Keryx’s written notice of its disagreement, the Parties shall submit such dispute to a mutually acceptable independent third party laboratory for such laboratory’s determination as to whether Product meets or fails to meet Specifications and/or mutually acceptable independent GMP consultant in the case of an alleged failure to comply with GMP or any of the other Manufacturing Requirements, as appropriate.  The laboratory and consultant, as applicable, must be of recognized standing in the industry, and consent to the appointment of such laboratory and consultant will not be unreasonably withheld or delayed by either Party.  Such laboratory will use the test methods contained in the applicable Specifications.  The determination by the third party laboratory will be final binding on the Parties absent manifest error on the laboratory’s part, in which event the laboratory will again run the test or the Parties will promptly select another third party laboratory meeting the criteria above to run the test.  The Party determined to have incorrectly assessed the Product’s compliance with the Specifications or other Manufacturing Requirements shall bear all of the costs and expenses of the laboratory and/or consultant, as applicable, incurred in making such determination will be paid by the Party against whom the determination is made.  The ultimate disposition of non-conforming Product will be the responsibility of Keryx’s quality assurance department.

f.	Keryx will have the responsibility for handling customer returns of the Products. BioVectra will give Keryx any assistance that Keryx may reasonably require to handle the returns.
g.

If a Recall or return results from, or arises out of, a failure by BioVectra to provide Product that conforms to the Specifications or other Manufacturing Requirements, in addition to the amounts payable under this Agreement, BioVectra will also be responsible for the documented out-of-pocket expenses of the Recall or return.  If the Parties disagree about whether Product conforms to the Specifications or other Manufacturing Requirements, then they shall be submitted to a neutral expert/laboratory for binding resolution pursuant to the procedures set forth in Section 4.e. above.

h.

If Product is recalled because the Product manufactured and released by BioVectra deviates from the Specifications or otherwise does not meet the Manufacturing Requirements, Keryx shall have the right to avail itself of the remedies set forth in Section 4.d. above.

5.	Warranties, Indemnifications
a.	BioVectra warrants and represents that:
i.	BioVectra is a corporation duly organized, validly existing and in good standing under the laws of the Prince Edward Island, Canada;
ii.

BioVectra has full right, power and authority to enter into this Agreement, and that the execution and performance of this Agreement shall not constitute a violation of any material covenant of restriction, or breach of any obligation under any other agreement, contract, commitment, rule, or regulation to which BioVectra is a party or by which BioVectra is bound;

iii.	the Products supplied to Keryx shall meet all the Manufacturing Requirements;
iv.	when delivered, Keryx will have good and marketable title, free and clear of any liability, pledge, lien, restriction, claim, charge, security interest and/or other encumbrance, to all Product;
v.	the work hereunder will be performed with requisite care, skill and diligence, by individuals who are appropriately trained and qualified and in facilities suited for such work;
vi.

the conduct and the provision of the work hereunder, including use of any BioVectra Technology, will not violate any patent, trade secret or other proprietary or intellectual property rights of any third party and BioVectra will promptly notify Keryx in writing should BioVectra become aware of any claims asserting such violation; and

vii.

BioVectra and its officers and directors and any person or entity engaged by BioVectra in connection with the manufacture of Product or performance of any other obligations under this Agreement: (i) have not been debarred and are not subject to a pending debarment pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (ii) are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)); (iii) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (iv) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action.  BioVectra will notify Keryx immediately if BioVectra and its officers and directors and any person or entity engaged by BioVectra in connection with the manufacture of Product or performance of any other obligations under this Agreement is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of BioVectra’s knowledge, is threatened

b.	Keryx warrants and represents that:
i.	Keryx is duly organized validly existing and in good standing under the laws of Delaware, USA;
ii.

Keryx has full right, power and authority to enter into this Agreement, and that the execution and performance of this agreement shall not constitute a violation of any material covenant or restriction, or breach of any obligation under any other agreement, contract, commitment, rule, or regulation to which Keryx is a Party or by which Keryx is bound;

iii.

To the knowledge of Keryx, the provision of and use of any Keryx Technology will not violate any patent, trade secret or other proprietary or intellectual property rights of any third party and Keryx will promptly notify BioVectra in writing should Keryx become aware of any claims asserting such violation; and

iv.	Keryx has or will maintain all the necessary qualified personnel, equipment, materials, quality systems recall procedures, facilities and support to maintain performance hereunder.
c.

Indemnity.  BioVectra will defend, indemnify, and hold Keryx and its directors, officers, employees, agents and Affiliates (all the foregoing “Keryx Indemnitees”), harmless from any and all losses, liabilities, judgments, fines, penalties, damages and reasonable out-of-pocket expenses, including reasonable attorney’s fees and  costs (all the foregoing “Losses”), arising from or related to any and all third-party related claims, actions, suits or proceedings (all the foregoing “Third-Party Claims”) arising as a result of the manufacturing of the Product(s), breach of this Agreement, including any representations or warranties, or negligence or willful misconduct by any BioVectra Indemnitee, except to the extent that such Losses result from negligence or willful misconduct of a Keryx Indemnitee.  Keryx will defend, indemnify, and hold BioVectra and its directors, officers, employees, agents and Affiliates (all the foregoing “BioVectra Indemnitees”), harmless from any and all Losses arising from or related to any and all Third-Party Claims arising as a result of (i) the marketing, and sale of the final drug product incorporating the Product(s) by Keryx, (ii) Keryx breach of this Agreement, including any representations or warranties and, (iii) the storage and handling of Product by Keryx, except to the extent that such Losses from negligence or willful misconduct of any Keryx Indemnitee or the failure of any BioVectra Indemnitee to abide by the terms of this Agreement.  In the event a person or entity seeks indemnification under Section 5.c. (each an “Indemnitee”), it shall: (i) inform the other Party (the “Indemnifying Party”) of a Third-Party Claim as soon as reasonably practicable (and in any event within 30 days) after it receives notice of the Third-Party Claim; (ii) shall permit the Indemnifying Party to assume direction and control of the defense of the Third-Party Claim (including the right to settle the claim solely for monetary consideration with no admission of fault and using legal counsel of its choice) at the Indemnifying Party’s expense; and (iii) shall cooperate as reasonably requested (at the expense of the Indemnifying Party) in the defense of the claim; provided, however, no Indemnitee, as applicable, shall be required to admit fault or responsibility in connection with any settlement.  An Indemnitee’s failure to perform any obligations under this Section shall not relieve the Indemnifying Party of its obligations under this Section 5 except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result of such failure.  An Indemnitee shall have the right participate in and observe the proceedings through its own separate legal counsel at its own expense.

d.

Disclaimer.  Except as otherwise set forth above, neither Party makes any warranties, express or implied, with respect to the products, including, without limitation, any warranties of merchantability or fitness for a particular purpose.  No representation or statement not expressly contained in this Agreement shall be binding upon a Party as a warranty or otherwise.  The stated warranty is exclusive and in lieu of all other warranties provided by law.

6.	Insurance.
a.

BioVectra and Keryx will maintain comprehensive general liability insurance (which may be in the form of primary insurance and umbrella coverage), including product liability insurance against claims regarding the Products under this Agreement (at a minimum of [**] in the case of BioVectra and in the case of Keryx [**] per occurrence and in the aggregate).  Each Party shall maintain such insurance during the Term of this Agreement and, thereafter, for so long as it customarily maintains insurance for itself for similar products and activities, but in no event less than [**].  Each Party shall cause the other Party to be named as an additional insured under such insurance and shall provide the other party proof of such insurance upon request.  If requested each Party will give the other a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability.  The insurance certificate will further provide for a minimum of [**] written notice to the insured of a cancellation of, or material change in, the insurance.

7.	Confidential Information; Intellectual Property
a.

Each of the Parties shall protect all information (“Confidential Information”) supplied or revealed to it by the other Party pursuant to this Agreement, and shall not directly or indirectly, disclose to any third party the other Party’s Confidential Information without the prior written consent of the such other Party or use such information except in the case of BioVectra to perform its obligations pursuant to this Agreement and in the case of Keryx to exercise its rights under this Agreement.  Confidential Information shall include any and all non-public scientific, technical, financial regulatory or business information, or data or trade secrets in whatever form (written, oral or visual) that is furnished or made available by the disclosing Party to the other Party, as the receiving Party whether marked in writing, or communicated in visual or oral form.  Confidential Information of Keryx includes (i) Keryx Supplied Materials, Keryx Technology and Improvements; (ii) development and marketing plans, regulatory and business strategies, financial information, and forecasts of Keryx; and (iii) all information of third parties that Keryx has an obligation to keep confidential.  Confidential Information of BioVectra includes (i) BioVectra Technology; (ii) capabilities, regulatory and business strategies, financial information; and (iii) all information of third parties that BioVectra has an obligation to keep confidential.  Each Party shall take such steps as are reasonably required (including without limitation such steps as such Party takes to protect its own proprietary information) to protect the other Party’s Confidential Information from unauthorized disclosure or use.  Product, Records and other reports and information provided by, or on behalf of, BioVectra to Keryx shall be deemed Confidential Information of Keryx, as to which Keryx shall be deemed the disclosing Party for purposes of this Agreement.  The Parties acknowledge and agree that BioVectra and its employees shall have access to Confidential Information of Keryx (which may include information from its Affiliates, its licensors and third party business partners).  For purposes of this Agreement, the terms of this Agreement shall be deemed to be Confidential Information of both Parties.  Confidential Information also includes third-party confidential information supplied by receiving Party to disclosing Party hereunder.

b.

Nothing in this Section 7 shall be construed to impose a confidentiality obligation on a Party in connection with any Confidential Information to the extent such information can be shown by clear and convincing evidence: (i) is at the time of disclosure already known to the receiving Party (as clearly established by such Party’s prior written records); (ii) is at the time of disclosure or subsequently becomes part of the public domain through no fault, act or omission of the receiving Party; (iii) is subsequently disclosed to the receiving Party by a third party whose receipt and disclosure of such Confidential Information does not, constitute a violation of any confidentiality obligation; or (iv) is independently developed by the receiving party by employees having no access to or knowledge of Confidential Information received.  Further, a receiving Party shall be entitled to disclose the disclosing Party’s Confidential Information that is required by a court or government agency to be disclosed; provided that the receiving Party shall promptly provide the disclosing Party notice in writing of any proposed disclosure under this subsection and an opportunity to object to the disclosure or seek confidential treatment thereof.  If so requested, the receiving Party shall provide reasonable assistance in opposing such disclosure or seeking a protective order or other limitations on disclosure.  If, after providing such notice and assistance as required herein, the receiving Party remains legally required to disclose any Confidential Information, the receiving Party shall disclose no more than that portion of the Confidential Information which, on the advice of the receiving Party’s legal counsel, is require to be disclosed and, upon the disclosing Party’s request, shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment.  Receiving Party may provide disclosing Party’s Confidential Information to its Affiliates, and to its and their directors, employees, consultants, contractors and agents; provided, however, that (i) any such Affiliates, directors, employees, consultants, contractors and agents are bound by written obligations of confidentiality with respect to the disclosing Party’s Confidential

Information that are at least as restrictive as those set forth in this Agreement; (ii) receiving Party remains liable for the compliance of such Affiliates, employees, consultants, contractors and agents with such obligations; and (iii) in the case of BioVectra as the receiving Party, such disclosure is only to the extent necessary for BioVectra to carry out its obligations under this Agreement.  Furthermore, Keryx may disclose Confidential Information of BioVectra relating to the development and/or manufacture of Product to entities with whom Keryx a has (or may have) a marketing and/or development collaboration and/or development collaboration (provided that Keryx shall not provide any Confidential Information regarding the BV [**] to potential marketing and/or development collaborators without the prior consent of BioVectra) or to bona fide actual or prospective underwriters, investors, lenders or other financing sources or to potential acquirers of the business to which this Agreement relates, and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.

c.

Keryx Technology.  All rights to and interests in Keryx Technology (including all intellectual property rights therein) will remain solely with Keryx and no right or  interest therein is transferred or granted to BioVectra under this Agreement.  BioVectra acknowledges and agrees that it does not acquire a license or any other right to Keryx Technology except for the limited purpose of carrying out its duties and obligations under this Agreement and that such limited, non-exclusive, license will expire upon the completion of such duties and obligations or the termination or expiration of this Agreement, whichever is the first to occur.

d.

BioVectra Technology.  All rights to and interests in BioVectra Technology will remain solely in BioVectra and, except as otherwise set forth in this Agreement, no right or interest therein is transferred or granted to Keryx under this Agreement.  Except with respect to the [**], BioVectra hereby grants to Keryx [**] right and license to Keryx and its Affiliates to use and modify BioVectra Technology to research, develop, manufacture, have manufactured, distribute, offer for sale, sell, market, and otherwise dispose of Product.

e.

Improvements.  BioVectra agrees (i) to promptly disclose to Keryx all Improvements related to Keryx Technology; (ii) that all Improvements related to Keryx Technology (and all intellectual property rights related thereto) will be the sole and exclusive property of Keryx; and (iii) that BioVectra will assign and does assign all Improvements related to Keryx Technology (and all intellectual property rights related thereto) to Keryx (or its designee) without additional compensation to BioVectra.  BioVectra will take such steps as Keryx may reasonably request (at Keryx’s expense) to vest in Keryx (or its designee) ownership of the Improvements related to Keryx Technology (and all intellectual property rights related thereto).  In furtherance of the foregoing, BioVectra shall, upon request by Keryx, promptly undertake and perform (and/or cause its Affiliates and its and their respective employees and/or contractors to promptly undertake and perform, as applicable) such further actions as are reasonably necessary for Keryx to perfect its right, title and interest in and to any such Improvements (and all intellectual property rights associated therewith), including by causing the execution of any assignments or other legal documentation, and/or providing Keryx or its patent counsel with reasonable access to any employees or contractors who may be inventors of such Improvements (and any intellectual property rights associated therewith).

f.

Non-Exclusive License.  Except with respect to the [**], BioVectra agrees to grant to Keryx [**] license, to use Improvements made solely by BioVectra personnel and that relate solely to BioVectra Technology or the Confidential Information of BioVectra to research, develop, manufacture, have manufactured, distribute, offer for sale, sell, market, and otherwise dispose of Product.

g.

Patent Filings.  Keryx will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain and defend, at its sole expense,  any patents that claim or cover the Improvements (and any intellectual property rights associated therewith).

h.

Technology Transfer.  If Keryx elects to manufacture Product, or to have Product manufactured by a third party, then BioVectra will provide to Keryx or its designee, all manufacturing information, including documentation, technical assistance, materials and cooperation, excluding the BV Drying Technology as Keryx or its designee may reasonably require in order to manufacture Product.  Keryx will compensate BioVectra for such assistance at the hourly-rate(s) set forth in Appendix 1.

i.

Trademarks and Trade Names.  Keryx and BioVectra hereby acknowledge that neither Party has, nor shall either Party acquire by reason of this Agreement, any interest or rights of use in any of the other Party’s trademarks, trade names, designs or logos unless otherwise expressly agreed in writing by the Parties.  Notwithstanding the foregoing, Keryx shall have the right to use the BioVectra’s trademarks, trade names, designs or logos, as may be required by Applicable Law (or as may otherwise be reasonably necessary) in connection with obtaining and maintaining Health Registrations for the Products or in connection with marketing and sale of Product (e.g., listing BioVectra as the manufacturer of product on the packaging, if applicable).

j.

No Rights/Remedies.  All Keryx Confidential Information which BioVectra or its personnel shall obtain or be given access pursuant to or in connection with this Agreement shall be and remain the sole property of Keryx, and BioVectra shall have no rights or interests (except as expressly provided herein) to or in such Confidential Information.  The Parties recognize and agree that an action for damages may be inadequate to enforce the restrictions and rights set forth in this Section 7.  BioVectra’s breach or threaten breach of this Section 7 may cause immediate and irreparable harm and unascertainable damages to Keryx.  The Parties agree that in the event of any breach or threatened breach of this Section 7, Keryx shall be entitled, in addition to any other right or remedy it may have at law or in equity, to seek and obtain injunctive relief, without the need to post bon or other security or show monetary damages.

8.	Term and Termination
a.

The Agreement will commence on the Effective Date and terminate on October 1, 2019, unless terminated earlier as provided herein (“Term”).  Notwithstanding the above, the Agreement will not terminate until any remaining outstanding purchase orders or binding commitments are fulfilled.  Any extension of the Term must be mutually agreed to in writing.

b.	This Agreement may be terminated at any time upon the mutual consent of the Parties.
c.

Either Party may terminate this Agreement for breach of any of its material provisions upon [**] prior written notice to the other, if during such [**] notice period the default is not corrected to the reasonable satisfaction of the non-defaulting Party.  In addition, either Party may terminate this Agreement by giving the other Party at least sixty (60) days written notice if such other Party has entered into or committed any act of liquidation, bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, to the extent such act is permitted by law.

d.	Effects of Termination or Expiration. Upon expiration or termination of this Agreement the following shall apply:
i.

Except where termination is due to the uncured material breach of Keryx, Keryx shall have the option (in its discretion) to either: (A) cancel all outstanding purchase orders; or (B) require BioVectra to continue to supply Product in accordance with purchase orders submitted prior to the termination or expiration of this Agreement (which supply shall be in accordance with the terms and conditions of this Agreement).

ii.

Except where termination is due to the uncured material breach of Keryx, at the election of Keryx, BioVectra shall continue to supply Product to Keryx on the terms and conditions set forth herein until the earlier of: (i) such time as Keryx notifies BioVectra that Keryx has achieved alternative manufacturing arrangements which are presently capable of manufacturing the applicable Products, or (ii) [**].

iii.

Upon written request from Keryx to BioVectra, pursuant to Section 7.h. above BioVectra shall transfer to Keryx and/or its designee any and all Keryx Technology and Improvements in BioVectra’s possession and shall provide to Keryx and/or its designee BioVectra Technology (but excluding the [**]) so as to permit Keryx and/or its designee(s) to produce/manufacture Products with such technical assistance being provided in accordance with a plan provided to BioVectra by Keryx.  To the extent transferable, BioVectra shall also transfer any license(s) obtained specifically for the production/manufacture of Products under this Agreement.  BioVectra hereby grants to Keryx [**] license, [**] any and all BioVectra Technology ([**]) to make, have made, use, offer for sale, sell, and import Products, which license shall survive termination of this Agreement.

iv.

BioVectra shall thereafter not use in any manner whatsoever any trademarks, service marks, names, logos, designs or trade dress of Keryx or any of its Affiliates, or any other Keryx Technology or any Confidential Information of Keryx.

v.

Except in order to fulfill its obligations to manufacture and supply Products to Keryx following expiration or termination of this Agreement as expressly set forth in this Section, BioVectra shall immediately cease the manufacture of any Product(s) as of the date of the notice of termination.

vi.

Upon the written request of Keryx, BioVectra shall return to Keryx (or its designee), or destroy, all remaining Keryx Supplied Materials, as requested by Keryx.  BioVectra shall perform any such destruction (if destruction was requested by Keryx) in compliance with all Applicable Law.

e.

Return of Keryx Supplied Materials and other Information.  Upon termination or expiration of this Agreement, or at any time during the Term, in each case upon Keryx’s written, BioVectra shall promptly deliver to Keryx, at Keryx’s expense:

(a)

all unused Keryx Supplied Materials in BioVectra’s (or any of its Affiliate’s) possession or control; (b) all documentation and all copies thereof in whatever form or medium in BioVectra’s (or any of its Affiliate’s) possession or control relating to the Product, CMCs, Specifications, or Keryx Technology or Improvements other than any documentation which BioVectra must retain for such period of time as required by Applicable Law; and (c) all other Confidential Information of Keryx and any and all other Records, documents and materials (and all copies thereof) in BioVectra’s (or any of its Affiliate’s) possession or control relating to Product and/or containing any Confidential Information of Keryx other than any Confidential Information which BioVectra must retain for such period of time as required by Applicable Law; provided, however, that the provisions of this Agreement relating to such Confidential Information shall apply to such Confidential Information for so long as it is so retained notwithstanding the expiration or termination of this Agreement.

f.

Inventories.  Upon expiration or termination of this Agreement, Keryx at its discretion (i) may obtain from BioVectra any existing inventories of Product ordered under this Agreement that conforms to the Specifications and the other Manufacturing Requirements, at the price for such Product set forth in the Agreement; and (ii) may either (A) purchase any such Product in process held by BioVectra as of the date of the termination, at a price to be mutually agreed (it being understood that such price will reflect, on a pro rata basis, work performed and non-cancelable out-of-pocket expenses actually incurred by BioVectra with respect to the manufacture of such in-process Product); or (B) direct BioVectra to dispose of such material at Keryx’s cost.

9.	General Provisions
a.

Governing Law; Exclusive Jurisdiction/Venue.  The rights and obligations of the Parties under this Agreement, and any disputes arising out of or relating to this Agreement, shall be governed by and interpreted in accordance with the laws of the [**], without regard to application of any conflicts of laws provisions that would otherwise apply the substantive law of any other jurisdiction.  The Parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.  Any legal action or proceeding concerning the validity, interpretation and enforcement of this Agreement, matters arising out of or related to this Agreement or its making, performance or breach, or related matters will be brought exclusively in the state and federal courts located in the [**].  The Parties consent to the exclusive jurisdiction of those courts and waive any objection to the propriety or convenience of such venues.

b.

Relationship of Parties.  The relationship of BioVectra to Keryx under this Agreement is intended to be that of independent contractor.  Nothing contained in this Agreement is intended or is to be construed so as to constitute BioVectra and Keryx as employer/employee or principal/agent, or the employees or the agents of any Party hereto as employees or agents of any other Party hereto.  Neither Party hereto has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other Party or to bind the other party to any contract, agreement, or undertaking with any third party, other than the successors and permitted assigns of the respective Parties hereto.

c.

Assignment.  This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that Keryx may, without such consent, but with notice to BioVectra, assign this Agreement, in whole or in part, (i) in connection with the transfer or sale of all or substantially all of its assets or the line of business or Product to which this Agreement relates; (ii) to a successor entity or acquirer in the event of a merger, consolidation or change of control; or (iii) to any Affiliate.  Any purported assignment in violation of the preceding sentence will be void.  Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.  No transfer or assignment will relieve the transferor or assignor of any liability or obligations hereunder.  BioVectra may not subcontract with any third party, including any Affiliate of BioVectra, to perform any of its obligations under this Agreement or the Quality Agreement without the prior written consent of Keryx.  BioVectra will be solely responsible for the performance of any permitted subcontractor, and for costs, expenses, damages, or losses of any nature arising out of such performance as if such performance had been provided by BioVectra itself under this Agreement.  BioVectra will cause any such permitted subcontractor to be bound by, and to comply with, the terms of this Agreement, as applicable, including all confidentiality, quality assurance, regulatory and other obligations and requirements of BioVectra set forth in this Agreement.

d.

Severability.  In the event any provision of this Agreement shall be invalid, void, illegal, or unenforceable, the remaining provisions hereof nevertheless will continue in full force and effect without being impaired or invalidated in any way.  Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part.  If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the parties, within the limits of Applicable Law.

e.

Survival.  Expiration or termination of this Agreement for any reason will not relieve either party of any obligation accruing prior to such expiration or termination.  Unless expressly specified to the contrary in this Agreement, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law or at equity.  The rights and obligations of the Parties set forth herein which, either explicitly state they survive or by their nature should survive termination or expiration of this Agreement, will survive any such termination or expiration, including without limitation those respecting confidentiality, intellectual property, indemnification, warranties, governing law and jurisdiction and notices.

f.

Notices.  All notices under this Agreement shall be in writing and, other than purchase orders and invoices, which may be sent by email, shall be deemed given if sent by certified or registered first class mail, postage prepaid, or commercial express courier (return receipt or confirmation of delivery requested), or by personal delivery to the Party to receive such notices or other communications called for by this Agreement at the following addresses for a Party as shall be specified by such Party by like notice:

If to BioVectra:

BioVectra Inc.

11 Aviation Avenue

Charlottetown, PE C1E 0A1

Canada

Email: orders@biovectra.com (for purchase orders and invoices only)

Attention: Legal Department

If to Keryx:

Keryx Biopharmaceuticals, Inc.

Attention: CEO

Address: One Marina Park Drive, 12th Floor

Boston, MA 02210 USA

One Marina Park Drive, 12th Floor, Boston, MA 02210

Email: purchasing@keryx.com(for purchase orders) and [**] (for invoices only)

With a cc. at the above address to attention General Counsel

g.

Force majeure.  Either Party shall be excused from the performance of its obligations hereunder, or such performance may be delayed, by force majeure causes beyond its reasonable control, including without limitation, acts of God, war, riot, epidemic, fire, flood, insurrection, military authorities, or failure of transportation or communication (“force majeure”), provided that if such nonperformance continues for more than [**], the other Party may terminate the Agreement upon written notice.  The Party affected by any force majeure will promptly notify the other Party, explaining the nature, details and expected duration of the force majeure.  Such Party will also notify the other Party from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations under this Agreement, and to notify the other Party of the cessation of any such force majeure.  A Party affected by force majeure will use its reasonable efforts to remedy, remove, or mitigate such force majeure and the effects of it with all reasonable dispatch.  If a Party anticipates that force majeure may occur, such Party will notify the other Party of the nature, details and expected duration of the force majeure.  Upon termination of the force majeure, the performance of any suspended obligation or duty will promptly recommence.

h.

Limited Liability.  Except in the case of a Party’s indemnification obligations hereunder, breach of the confidentiality or intellectual property provisions of this Agreement, or gross negligence or willful misconduct, in no event shall either Party be liable to the other Party for lost profits, loss of goodwill, or any special, indirect, consequential or incidental damages, however caused and on any theory of liability, arising in any way out of the Agreement.  This limitation shall apply even if a Party has been advised of the possibility of such damages, and notwithstanding any failure of essential purpose of any limited remedy.

i.

Third Party Beneficiaries.  Other than Indemnitees with regard to indemnification under Section 5.c., nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

j.

Further Actions.  BioVectra agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, requested by Keryx as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

k.

Public Statements.  Except to the extent required by applicable law or regulation or the rules of any stock exchange or listing agency, BioVectra will not make any public statement or release concerning this Agreement or the transactions contemplated by this Agreement, or use Keryx’s name or the name of any Affiliate of Keryx in any form of advertising, promotion or publicity, without obtaining the prior written consent of Keryx.

l.

Entire Agreement, Modification, Waivers.  This Agreement, which includes the Appendices and Exhibits attached hereto (including the Quality Agreement) that are incorporated herein by reference, and any purchase orders issued by Keryx and accepted by BioVectra constitute the full and entire understanding and agreement of the Parties hereto with regard to the subject matter hereof, and supersede all prior agreements and understandings, written or oral, between the Parties with respect to the such subject matter.  This Agreement may not be amended except by a written instrument signed by the Parties hereto.  Any delay in enforcing a Party’s rights under this Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving Party, as applicable.  The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement.

m.

Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.  Executed signatures pages to this Agreement may be delivered by facsimile or a portable document format (PDF) copy sent by e-mail and such facsimiles or PDFs shall be deemed as if actual signature pages had been delivered.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Signed on behalf of BioVectra Inc.		Signed on behalf of Keryx Biopharmaceuticals, Inc.

By:	/s/ Heather DeLage	By:	/s/ Greg Madison

Name:	Heather DeLage	Name:	Greg Madison

Date:	5/26/17	Date:	5/26/17

		By:	/s/ Scott A. Holmes

		Name:	Scott A. Holmes

		Date:	6/13/17

APPENDIX 1

Product and Price Schedule

Product 7011

Supply Year	Order Date	Price (USD) per Kg	Delivery Timing
[**]	[**]	[**]	[**]
[**]

Price and delivery schedule for Product 7011 in Supply Terms 2 and 3 will be quoted separately in response to inquiries from Keryx.

Product 7067

Tiered Pricing:

Supply Term	Order Date	Order Qty. (x1000)	Price (USD) per Kg	Delivery Timing
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	[**]	[**]	[**]
[**]

*BioVectra may increase price annually, commencing in Supply Term 3, by up to [**] to account for cost increases to raw materials, utilities etc.  BioVectra will provide Keryx with justification for any such cost increases.

Additional Service Requests FTE Rates

Resource Level	Hourly Rate (USD) per Hour
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

APPENDIX 2 - FORECAST PLANNING SCHEDULE

[**]

1

APPENDIX 3 - SPECIFICATIONS FOR PRODUCT 7067

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 2 pages were omitted. [**]

2

APPENDIX 4 - SPECIFICATIONS FOR PRODUCT 7011

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 2 pages were omitted. [**]

3

FIRST AMENDMENT

TO

MANUFACTURE AND SUPPLY AGREEMENT

This First Amendment to Manufacture and Supply Agreement (“First Amendment”) is made effective and entered into on the date of last signature by:

BioVectra Inc., of 11 Aviation Avenue, Charlottetown, PEI, C1E 0A1, Canada (“BioVectra”); and Keryx Biopharmaceuticals, Inc., with its offices at One Marina Park Drive, 12th floor, Boston, Massachusetts, USA, 02210 (“Keryx”).

WHEREAS, BioVectra and Keryx entered into a Manufacture and Supply Agreement dated May 26, 2017 (“Agreement”) under which BioVectra manufactures Product for purchase by Keryx; and

WHEREAS, the parties wish to amend the Agreement as herein provided;

NOW THEREFORE, in consideration of the mutual covenants hereafter set forth, the parties hereto mutually agree as follows:

1.	For the purpose of this First Amendment, the terms contained in the Agreement shall have the same meanings in this First Amendment, unless otherwise identified in this First Amendment.
2.	The following definitions are hereby added to Section 1 (definitions):

hh. Supply Term 4 is from [**] to [**].

ii. Supply Term 5 is from [**] to [**].

jj. Supply Term 6 is from [**] to [**].

3.	Section 2 of the Agreement is hereby deleted and placed with the following:
2.	Product Supply, Purchase Order Placement
a.

During the Term of this Agreement, BioVectra will manufacture Product, utilizing [**] BioVectra considers proprietary (the “BV [**]”), [**] for Keryx for the US, Europe and any other market in which Keryx has license to sell.  Without limiting Keryx’s purchase obligations below, nothing herein shall limit or prohibit Keryx from purchasing Product from any third party.

b.	Product 7067;
i.	For Supply Term 1, Keryx may, at its election, purchase up to a minimum of [**] of Product 7067.
ii.	For Supply Term 2, Keryx will purchase a minimum of [**] of Product 7067 (subject to BioVectra’s performance of its obligations under this Agreement).

1

iii.	For Supply Term 3, Keryx will purchase a minimum of [**] of Product 7067 (subject to BioVectra’s performance of its obligations under this Agreement).
iv.	For Supply Terms 4, 5 and 6, Keryx will purchase a minimum of [**] of Product 7067 (subject to BioVectra’s performance of its obligations under this Agreement).
v.

If Keryx fails to purchase its minimum purchase requirements of Product 7067 as set out in above in Section 2(b)(i-iv) in any Supply Term, BioVectra will invoice Keryx, within [**] of the end of the Supply Term, for the difference between the minimum requirement for the specific Supply Term and the number of Metric Tons of Product actually purchased over the given Supply Term.

vi.

Subject to the Forecast Planning Schedule negotiated between [**] and Keryx (as such may be amended by [**] and Keryx from time to time hereafter and provided to BioVectra, the “Production Forecast”), set out herein as Appendix 2, BioVectra has sufficient capacity to meet Keryx’s minimum purchase requirements of Product Number 7067 as set out in above in Section 2(b)(i-iv).  BioVectra will make Keryx aware of additional capacity over the annual minimum purchase requirements.

c.	Product 7011:
i.	For Supply Term 1, Keryx may, at its election, purchase up to a maximum of [**].
ii.

Keryx may purchase Product 7011, in certain quantities to be agreed to between the Parties, in Supply Term 2 or Supply Term 3, however BioVectra will only manufacture Product 7011 after BioVectra has received a purchase order(s) for Keryx’s minimum requirements of Product 7067 pursuant to Section 2.b. above for the given Supply Term.

d.	The price of Product 7067 and Product 7011 is set out in Appendix

1:

i.	In addition to the Price of Product 7067, Keryx shall pay a per Kg surcharge for Product 7067 as set out in Appendix 1.
ii.

The per Kg surcharge amounts paid from Keryx to BioVectra shall be credited against an amount agreed by the Parties (the “Project Payment”) that serves as one mechanism for BioVectra to recoup its costs in funding a capital facility project (the “Expansion Project”) currently estimated to cost [**] (the “Estimated Total Project Cost”).

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iii.	The Project Payment is comprised of the total sum of the annual per Kg surcharge amounts due from Keryx to BioVectra (each, an “Annual Amount”) for Supply Terms 1 through 6 as follows:
(A)	$[**] for Supply Term 1;
(B)	$[**] for Supply Term 2;
(C)	$[**] for Supply Term 3;
(D)	$[**] for Supply Term 4;
(E)	$[**] for Supply Term 5; and
(F)	$[**] for Supply Term 6.
iv.	The Project Payment will be a minimum of [**], however may fluctuate to compensate for any additional volumes of Product purchased by Keryx hereunder.
v.

BioVectra will true-up, within [**] of December 31 following each Supply Term (“True-up Date”) for any underpayment or overpayment due to the difference between the Annual Amount for the Supply Term and the sum total of the per Kg surcharge actually paid by Keryx to BioVectra during the given Supply Term.  BioVectra shall perform such true-up by either (i) for underpayments, sending to Keryx at [**] an associated invoice, (ii) for overpayments, crediting Keryx against the Project Payment and adjusting the amount owed by Keryx against the Estimated Total Project Cost accordingly.  For the avoidance of doubt, the True-up Date for each Supply Term is as follows:

(A)	[**] for Supply Term 1;
(B)	[**] for Supply Term 2;
(C)	[**] for Supply Term 3;
(D)	[**] for Supply Term 4;
(E)	[**] for Supply Term 5; and
(F)	[**] for Supply Term 6.
e.

Purchase and shipment of Product 7067 will be in response to written purchase orders submitted by Keryx according to process set out herein.  Keryx will place binding purchase orders for its requirements for Product 7067 for Supply Term 1 by [**] and [**].  Thereafter for Supply Terms 2, 3, 4, 5 and 6, Keryx will place a binding purchase order for all its requirements of Product 7067 by [**] of each year, for the following Supply Term.

f.

Purchase and shipment of Product 7011 will be in response to written purchase orders submitted by Keryx.  For Supply Term 1, Keryx may submit a binding purchase order for a maximum of [**], to be delivered by [**].

g.

Purchase orders will be confirmed by BioVectra for acceptance and delivery timing and BioVectra shall not reject any Keryx purchase orders for Product that fall within the capacity requirements of this Agreement.

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h.

Keryx shall submit to BioVectra a purchase order for each delivery of a given Product, and BioVectra shall fulfill such purchase order in accordance with this Agreement.  Each purchase order shall be on such form of purchase order or document as agreed between the Parties from time-to-time in writing and shall include (a) the quantities and types of Product and (b) shipping instructions and destination(s) (and for clarity, Keryx may designate a designee to receive shipments (e.g., a distributor)).  BioVectra shall be obligated to manufacture and supply such quantities of Product as are set forth in each purchase order and deliver such quantities in accordance with the mutually agreed upon delivery schedule.  For the purposes of this Agreement, “delivery” of Product means release of Product and provision of documentation by BioVectra pursuant to Section 3.b.  BioVectra shall, within [**] of receipt of a purchase order, confirm in writing: (i) that the purchase order has been accepted and (ii) the scheduled manufacturing campaign months.  BioVectra shall be required to accept the purchase orders (or portions thereof, as applicable) which are provided to BioVectra in accordance with the terms and conditions of this Agreement. In the event that the terms of any purchase order or purchase order acceptance are not consistent with this Agreement, the terms of this Agreement shall prevail.

i.

Non-Compete and Non-Use.  Other than its pre-existing commitments to [**], during the Term and for [**] after expiry of Term (unless terminated by Keryx pursuant to Section 8.c.iii. and for termination by BioVectra under Section 8.c.) BioVectra agrees that it will not, directly or with or on behalf of a third party, develop, market, advertise, promote, manufacture, supply, distribute, [**] (as reasonably determined by Keryx) for any other person or entity (other than for Keryx pursuant to this Agreement) without Keryx’s prior written consent. In all cases, under no circumstances will BioVectra (or any of its Affiliates) use any Keryx Technology, Improvements or Confidential Information of Keryx to manufacture, for itself or for any other person or entity other than for Keryx pursuant to this Agreement any product at any time, or for any other purpose other than for the manufacture of Product for Keryx hereunder, and such obligation not to use any Keryx Technology, Improvements or Confidential Information of Keryx shall survive the expiration or termination of this Agreement.

j.

Once a purchase order has been received, the Parties, in consultation with [**]will coordinate the planning schedule for the API Facility for the corresponding Supply Term.  Thereafter, BioVectra will develop a manufacturing schedule for the AFI Facility and, after providing initial confirmation of the manufacturing campaign months pursuant to Section 2.h., will provide Keryx, [**] prior to commencement of manufacture, the expected delivery dates for Product.  BioVectra will credit Keryx, [**]percent ([**]%) of the purchase order price any quantity of Product delivered outside [**] of the expected delivery date.  If there is a dispute related to Product late delivery, the Parties will work in good faith towards prompt resolution.

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k.

The Parties will enter into good faith negotiations of the agreement governing the Expansion Project (the “Expansion Agreement”).  The Expansion Agreement will account for a credit equal to the Project Payment to be applied against the actual cost of the Expansion Project.

4.	Sections 4(a) and 4(b) of the Agreement are hereby deleted in their entirety and replaced with the following:
a.

BioVectra will invoice Keryx for Product upon Product delivery by BioVectra.  Keryx will pay for invoices less any holdback for disputed amounts, within [**] of the invoice receipt.  Transfer of ownership and, for the purposes of this Agreement “delivery” of Product, shall occur upon completion of the following: [**].  All invoices shall be submitted electronically to [**] and addressed to Keryx Biopharmaceuticals, Inc., Attn: Accounts Payable, One Marina Park Drive, 12th Floor, Boston, MA 02210 USA.

b.

BioVectra will ship and be responsible for the shipping costs for shipment of Product from the API Facility to LSU, or if so requested by Keryx, BioVectra will ship Product directly to Keryx’s designated storage site.  Keryx will be responsible for the shipping costs, customs, duties, clearances and fees for the shipment of Product from LSU or the API Facility to Keryx’s assigned destination.  Keryx will also be responsible for the costs to insure Product while in storage at LSU after Product delivery.  After Product delivery, Keryx will review the documentation received pursuant to Section 3.b. and, within [**] calendar days, either (i) provide a written authorization to ship, or (ii) reject Product in accordance with Section 4.d.  Once BioVectra has received a written authorization to ship from Keryx, BioVectra shall promptly comply with Keryx’s shipping instructions.  For the avoidance of doubt, BioVectra shall not ship Product from LSU or the API Facility to Keryx’s assigned designation until either it has received Keryx’s written authorization to ship or more than [**] calendar days have passed since Product delivery.  Whether or not Product has shipped from the LSU or the API Facility, Keryx does not Waive its right to reject the Product under Section 6.d. by not providing such rejection within the aforementioned [**] day period.

5.	Appendix 1 of the Agreement, is hereby deleted in its entirety, and replaced by Appendix 1 attached hereto and made a part hereof
6.	Section 8(a) of the Agreement is hereby deleted and replaced with the following:

8.Term and Termination

a.

The Agreement will commence on the Effective Date and terminate on December 31, 2022, unless terminated earlier as provided herein (“Term”).  Notwithstanding the above, the Agreement will not terminate until any remaining outstanding purchase orders or binding commitments are fulfilled.  Any extension of the Term must be mutually agreed to in writing.

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7.	Section 8(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

8.Term and Termination

a.	The Parties agree the following termination provisions:
i.

Either Party may terminate this Agreement for breach by the other Party of any of its material obligations hereunder upon [**] prior written notice to the other, if during such [**] notice period the default is not corrected to the reasonable satisfaction of the non-defaulting Party.  In addition, either Party may terminate this Agreement by giving the other Party at least sixty (60) days’ written notice if such other Party has entered into or committed any act of liquidation, bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, to the extent such act is permitted by law.

ii.

Keryx may terminate the Agreement due to loss of, or inability of Keryx to obtain, Health Registrations to market the Product in the United States by giving BioVectra sixty (60) days’ prior written notice (or such shorter period if required pursuant to the related Authority action).

iii.

Keryx may terminate the Agreement at any time by giving BioVectra sixty (60) days’ prior written notice (or such shorter period if required pursuant to the following Authority action) in the event that any Authority causes the permanent withdrawal of the Product from the United States or takes any action or raises any objection, that prevents Keryx from developing, importing, exporting, purchasing, selling or otherwise commercializing the Product.

8.	A new Section 8(d)(vii) shall be added to the Agreement as follows:

8(d)(vii)For termination by Keryx under Sections 8.c. or 9.g, Keryx will, as promptly as practicable, pay to BioVectra a portion of the Project Payment equivalent to the [**] for Product 7067 multiplied by [**] up to the effective termination date, at the current per [**] as of the termination notification date.

9.

From and after the execution of this First Amendment, all references in the Agreement to “this Agreement,” “hereof,” “herein,” and similar words or phrases shall mean and refer to the Agreement as amended by this First Amendment.  This First Amendment shall not be modified, supplemented, amended, or terminated in any manner whatsoever, except by a written instrument signed the party against which such modification, supplement, amendment, or termination is sought to be enforced.

10.	Except as provided for in this First Amendment, no other changes in the Agreement are agreed to between the parties.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the date first above written.

Signed on behalf of BioVectra Inc.		Signed on behalf of Keryx Biopharmaceuticals, Inc.

By:	/s/ Oliver Technow	By:	/s/ Scott A. Holmes

Name:	Oliver Technow	Name:	Scott A. Holmes

Date:	Dec. 8, 2017	Date:	12/11/2017

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APPENDIX 1

Product and Price Schedule

Product 7011

Supply Year	Order Date	Price (USD) per Kg	Delivery Timing
[**]	[**]	[**]	[**]
[**]

Price and delivery schedule for Product 7011 in Supply Terms 2 and 3 will be quoted separately in response to inquiries from Keryx.

Product 7067

Tiered Pricing for Product 7067:

Supply Term	Supply Year	Purchase Order Placement Date	Order Qty. (x1000)	Price (USD) per Kg
1	[**]	[**]	[**]	[**]
[**]
2	[**]	[**]	[**]	[**]
3	[**]	[**]	[**]	[**]
4	[**]	[**]	[**]	[**]
5	[**]	[**]	[**]
6	[**]	[**]	[**]

*Cumulative Kg’s purchased over Supply Terms

**BioVectra may increase price in Supply Term 3, by up to [**] to account for cost increases to raw materials, utilities etc.  BioVectra will provide Keryx with justification for any such cost increase.

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Surcharges for Product 7067:

Supply Term	Supply Year	Price (USD) per Kg
1	[**]	[**]
2	[**]	[**]
3	[**]	[**]
4	[**]	[**]
5	[**]	[**]
6	[**]	[**]

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Additional Service Requests FTE Rates

Resource Level	Hourly Rate (USD) per Hour
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

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